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                               SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of March 19, 2002, among CROSS MEDIA MARKETING CORPORATION, a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "Cross Media"), MEDIA OUTSOURCING, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "Media"), NATIONAL SYNDICATIONS, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "NSI") and PREFERRED CONSUMER MARKETING, INC., a corporation organized under the laws of Florida (together with its successors and permitted assigns "PCM" and together with Cross Media, Media and NSI, collectively the "Borrowers"), each of the Subsidiaries which is a signatory hereto or which shall become a party hereto from time to time in accordance with the terms hereof (together with their respective successors and assigns, and together with the Borrowers, the "Debtors") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States, as agent for the Lenders and the Issuing Lender (in such capacity, together with its successors and assigns, the "Agent") (as amended, supplemented or otherwise modified from time to time, this "Agreement").

                 WHEREAS, pursuant to that certain Credit Agreement, dated as of March 19, 2002, among the Borrowers, each of the Lenders, the Agent and Fleet National Bank as Issuing Lender (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have severally agreed to make Loans to the Borrowers and the Issuing Lenders has agreed to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, it is a condition to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement and the obligation of the Issuing Lender to issue Letters of Credit under the Credit Agreement, that the Debtors shall have executed and delivered this Agreement to the Agent;

                  NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Capitalized terms used herein and not otherwise defined shall have the meanings assigned by the Credit Agreement.

         1.2 As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):
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                  (a) "Collateral" shall mean all of each Debtor's now existing and hereafter arising interests in and to all of the following, whether now existing or owned or hereafter created or acquired, wherever located, including substitutions, accessions, additions and replacements thereto and thereof:

                           (i) all Accounts, contract rights, Chattel Paper,
documents, instruments, notes, acceptances, drafts and general intangibles (including, but not limited to, all now existing and hereafter arising choses in action and tax and duty refunds, all now owned and hereafter acquired franchises, licenses, permits, patents, patent applications, trademarks, tradenames and copyrights, and all rights thereunder and registrations thereof); all interests in the goods represented thereby and all returned, reclaimed and repossessed goods with respect thereto; all rights as an unpaid vendor (including stoppage in transit, replevin, reclamation and resale), all additional amounts due to each Debtor from any Account Debtor irrespective of whether such additional amounts have been specifically assigned to the Agent; all guaranties, letters of credit and other agreements or property securing or relating to any of the items referred to above; all monies, deposits (general or special), securities, instruments, credits and other property now or hereafter actually or constructively held or received by, or in transit in any manner to or from, the Agent or any other Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, or placed in any safe deposit box leased by the Agent or any such other Person to any Debtor; and all rights and remedies under or in connection with all of the foregoing;

                           (ii) all Inventory, including raw materials and all
other goods, and all right, title and interest therein and thereto;

                           (iii) all machinery, Equipment, furniture,
furnishings, fixtures, tools, and all attachments, components, accessories and parts therefor or installed thereon or affixed thereto;

                           (iv) all leasehold interests in Equipment, premises
or facilities leased from third parties;

                           (v) Instruments;

                           (vi) General Intangibles;

                           (vii) all books, records, customer lists, ledger
sheets, ledgers, files, orders, invoices and shipping receipts (including, without limitation, computer programs, tapes and related electronic data processing software) relating to all of the foregoing;

                           (viii) any L/C cash collateral account established by
a Borrower with the Agent to provide collateral security with respect to outstanding Letters of Credit (the "L/C Cash Collateral Account"); and

                           (ix) to the extent not listed above as original
collateral, any and all products and Proceeds of the foregoing in any form, whether from the voluntary or involuntary disposition thereof, including, without limitation, Accounts, contract rights, general

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intangibles, Chattel Paper, documents, instruments, Inventory, Equipment, fixtures, insurance proceeds and claims against third parties for damage to or loss or destruction of any or all of the foregoing.

         Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights or other interests in Property arising under any contracts, instruments, licenses, leases or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. Each Debtor agrees, at the reasonable request of the Agent, to use commercially reasonable efforts to obtain any such required consent with respect to any items of such Collateral.

                  (b) "Obligations" has the meaning assigned to such term in the Credit Agreement.

         This Agreement does not secure any Obligations secured by a consensual lien on real property.

                  (c) Any term used in the Uniform Commercial Code ("UCC") and not defined in this Agreement has the meaning given to the term in the UCC.



                                   ARTICLE 2.
                           GRANT OF SECURITY INTEREST


As security for the payment and performance of the Obligations, each Debtor hereby grants to the Agent for the ratable benefit of the Lenders and the Issuing Lender a continuing security interest in and upon the Collateral.


                                   ARTICLE 3.
                        PERFECTION OF SECURITY INTERESTS

         3.1 Filing of Financing Statements.

                  (a) Each Debtor authorizes the Agent to file a financing statement (the "Financing Statement") describing the Collateral.

                  (b) Each Debtor authorizes the Agent to file a financing statement (the "Financing Statement") describing any agricultural liens or other statutory liens held by the Agent.

                  (c) The Agent shall receive prior to the Closing an official report from the Secretary of State of each Collateral State, each Chief Executive Office State and each Debtor

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State (each as defined below) (the "SOS Reports") indicating that the Agent's security interest will be prior to all other security interests or other interests reflected in the report.

         3.2 Possession.

                  (a) Each Debtor shall have possession of the Collateral owned by it, except where expressly otherwise provided in this Agreement or where the Agent chooses to perfect its security interest by possession in addition to the filing of a financing statement.

                  (b) Where Collateral is in the possession of a third party, each applicable Debtor will join with the Agent in notifying the third party of the Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Agent in the notable benefit of the Lenders and the Issuing Lender.

         3.3 Control. Each Debtor will cooperate with the Agent in obtaining control with respect to Collateral consisting of:

                  (a) Investment Property;

                  (b) Letter of credit rights; and

                  (c) Electronic chattel paper.

         3.4 Marking of Chattel Paper. No Debtor will create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Agent indicating that the Bank has a security interest in the Chattel Paper.

                                   ARTICLE 4.
           POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL

         4.1 Inspection. Subject to the provisions of Section 7.07 of the Credit Agreement, the parties to this Agreement may inspect any Collateral in the other party's possession.

         4.2 Personal Property. The Collateral shall remain personal property at all times. No Debtor shall affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

         4.3 Secured Party's Collection Rights. After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right at any time to enforce Debtors' rights against the Account Debtors and obligors.

         4.4 Limitations on Obligations Concerning Maintenance of Collateral.

                  (a) Risk of Loss. Debtors have the risk of loss of the Collateral.

                  (b) No Collection Obligation. Neither the Agent, nor any Lender has any duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

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         4.5 No Disposition of Collateral. The Agent does not authorize, and each Debtor agrees not to:

                  (a) make any sales, leases, assignments, transfers or other disposition of any of the Collateral, except in the ordinary course of its business or as otherwise permitted under the Credit Agreement;

                  (b) license any of the Collateral, except as otherwise permitted under the Credit Agreement; or

                  (c) grant any other security interest (other than Permitted Liens) in any of the Collateral.

         4.6 Further Assurances; Financing Statements. At any time and from time to time, at the reasonable request of the Agent, each Debtor shall, at its own cost and expense, execute and deliver to the Agent such agreements, instruments, certificates and other documents, and take such other actions, as may be necessary or desirable, in the reasonable opinion of the Agent, to further evidence, effect or perfect, or preserve the grant, perfection or priority of, the Liens created by this Agreement, or to otherwise effectuate the purposes of this Agreement. To the extent permitted by applicable Law, each Debtor hereby authorizes the Agent to execute and file at any time or times one or more financing statements pursuant to the UCC with respect to any or all of the Collateral with or without the signature of any Debtor. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         4.7 Reports. Each Debtor shall report, in form and substance satisfactory to the Agent, such information as the Agent or any Lender may request from time to time regarding the Collateral.

         4.8 Former Names. All corporate or fictitious names and tradenames used by each Debtor or by which each Debtor has been known during the preceding five years is set forth on Schedule 4.8.

         4.9 Delivery and Marking of Certain Collateral. Each Debtor shall, upon the request of the Agent, (a) deliver and pledge to the Agent, duly endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request, any and. all instruments, documents, securities and Chattel Paper which are included in the Collateral, (b) cause the issuance of a document in the name of the Agent in respect of any goods in the possession of a bailee (other than a bailee who has issued a negotiable document therefor), and (c) keep and stamp or otherwise mark any and all documents and Chattel Paper, and its individual books and records relating to the Collateral to evidence this Agreement and the Liens granted hereby.

         4.10 Maintenance of Records. Each Debtor shall keep and maintain satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to its Accounts.

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         4.11 Notices. Each Debtor shall advise the Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral.

         4.12 Limitations on Discounts, Compromises, Extensions of Accounts. No Debtor shall grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon except (a) in the ordinary course of business as generally conducted by such Debtor over a period of time or (b) with respect to Accounts of account payors having Accounts with such Debtor aggregating not more than $500,000 over the term of the Credit Agreement, if so doing would be in the best interest of such Debtor as determined in good faith by the officers of such Debtor.

         4.13 Limitations on Modifications. Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. Other than in the ordinary course of business as generally conducted by such Debtor over a period of time, no Debtor shall (a) amend, modify, terminate or waive any provision of any contract or any agreement giving rise to an Account in any manner which would reasonably be expected to materially adversely affect the value of such contract or Account as Collateral without the Agent 's prior written consent or (b) fail to exercise promptly and diligently each and every material right which it may have under each contract and each agreement giving rise to an Account (other than any right of termination).

                                   ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF DEBTORS

    Each Debtor hereby represents and warrants to, and covenants and agrees with the Agent that:

         5.1 Title; No Other Liens. Except for the Lien granted to the Agent pursuant to this Agreement and the Permitted Liens, each Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent pursuant to this Agreement or as may be expressly permitted pursuant to the Credit Agreement.

         5.2 Perfected First Priority Liens. Upon the filing of all financing statements and other actions necessary to perfect a security interest in the Collateral, the Liens granted pursuant to this Agreement constitute perfected Liens on the Collateral in favor of the Agent for the benefit of the Lenders which are prior to all other Liens on the Collateral (other than Permitted Liens) created by the Debtors and in existence on the date hereof.

         5.3 Accounts; General Intangibles. No amount payable to any Debtor under or in connection with any Account is evidenced by any instrument or Chattel Paper which has not been delivered to the Agent.

         5.4 Farm Products. None of the Collateral constitutes, or is the proceeds of, Farm Products.

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         5.5 Governmental Obligors. None of the obligors on any Accounts that constitute Collateral, and none of the parties to any contract of any Debtor, is a Governmental Authority.

         5.6 Locations of Offices and Collateral Change of Locations and Names. The (a) state, including the addresses of each location where any of the Collateral (including without limitation Equipment and Inventory) is or may hereafter be located (each a "Collateral State"), (b) exact legal name of each Debtor, (c) state of incorporation of each Debtor (each a "Debtor State"), and
(d) state in which the chief executive office of each Debtor is located (each a "Chief Executive Office State"), are set forth on SCHEDULE 5.6. No Debtor shall change (x) its name, identity or corporate structure or (y) the state of incorporation, unless (i) such Debtor shall have given the Agent at least thirty
(30) days' prior written notice, (ii) if necessary and if requested by the Agent during such 30-day notice period, each Debtor shall have executed and delivered such financing statements and other agreements, instruments, certificate and other documents, and taken such other actions, as may be necessary or desirable, in the opinion of the Agent, to perfect or preserve the Liens created by this Agreement, (iii) such financing statements shall have been duly filed under the UCC of each jurisdiction necessary or desirable to perfect or preserve the Liens created by this Agreement in favor of the Agent and (iv) such change will not, assuming the actions listed in clauses (ii) and (iii) are taken, impair in any respect the grant, perfection or priority of the Liens created by this Agreement.

                                   ARTICLE 6.
                                EVENTS OF DEFAULT

         The occurrence of any of the following shall, at the option of the Agent, be an Event of Default:

         6.1 Any Default or Event of Default (as defined in the Credit Agreement) by Borrowers under the Credit Agreement.

         6.2 The Agent shall receive at any time following the Closing an SOS Report indicating that the Agent's security interest is not prior to all other security interests or other interests reflected in the report (except for Permitted Liens).

                                   ARTICLE 7.
                        RIGHTS AND REMEDIES UPON DEFAULT

         If an Event of Default shall occur and be continuing, the Agent shall have all of the following rights and remedies, in addition to all other rights and remedies set forth in other sections of this Agreement, in the other Facility Documents, or as provided at law or in equity or otherwise:

         7.1 Rights Under UCC. Notwithstanding anything to the contrary contained herein, in addition to all of the rights and remedies contained in this Agreement, in the other Facility Documents, or as provided at law or in equity or otherwise, the Agent shall have all rights and remedies of a secured party under the UCC.

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         7.2 Possession of Collateral. The Agent shall have the right: (a) to enter upon the premises of any or all of the Debtors or any other place or places where any Collateral is located and kept through self-help and without judicial process without first obtaining a final judgment or giving any Debtor notice and opportunity for a hearing on the validity of the Agent's claim and without any obligation to pay rent; (b) to prepare, assemble or process the Collateral for sale, lease, or other disposition; (c) to remove the Collateral to the premises of the Agent or any Agent of the Agent, for such time as the Agent may desire, in order to collect or dispose of the Collateral; and (d) to require any and all Debtors to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent.

         7.3 Action Pending Disposition. Until the Agent is able to effect a sale or other disposition of the Collateral, the Agent shall have the right to use or take such action with respect to the Collateral, or any part thereof, as it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to any Debtor to maintain or preserve the rights of any Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent's remedies with respect to such appointment without prior notice or hearing.

         7.4 Disposition of Collateral. The Agent shall have the right to sell or otherwise dispose of all or any of the Collateral, at public or private sale, sales or other dispositions, in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem necessary or desirable. The Agent will give the appropriate Debtor notice of the time and place of any public sale or other disposition of the Collateral, or of the time after which any private sale or other disposition thereof is to be made, by sending notice, as provided herein, at least ten days before the time of the sale or other disposition, which provisions for notice each Debtor and the Agent agree are reasonable; provided, however, that no such notice need be given by the Agent with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Such sales or other dispositions may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales or other dispositions on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales or other dispositions for such time or times as the Agent deems necessary or desirable. To enable the Agent to effect any such sale or other disposition, each Debtor hereby makes, constitutes and appoints the Agent as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other agreements, instruments, certificates and other documents which the Agent may deem necessary or desirable to effectuate the authority hereby conferred by signing any Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by the Agent to be necessary or desirable in connection with any sale or other disposition of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable until the Termination Date.

         The Agent may purchase all or any part of the Collateral at public sale or, if permitted by Law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

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         7.5 Waiver of Bond. In connection with the foregoing remedies, the
Debtors and the Agent hereby waive the posting of any bond which might otherwise be required.


         7.6 Waiver of Claims. To the extent permitted by applicable Law, each Debtor waives all claims, damages and demands that it may acquire against the Agent arising out of the exercise by it of any rights hereunder, except to the extent such claims, damages and demands arise from the gross negligence or willful misconduct of the Agent. The Agent may exercise all rights and remedies contained in this Agreement, in other Facility Documents, or provided at law or in equity or otherwise, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law and/or expressly provided herein or under the Credit Agreement) to or upon any Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived).

         7.7 Rights of Agent and Lenders: Limitations on Bank's Obligations.

                  (a) Debtors Remain Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, each Debtor shall remain liable under each of its contracts and agreements giving rise to any Accounts, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of such contracts or agreements giving rise to any Account. Neither the Agent nor any Lender shall have any obligation or liability under any contract or any agreement giving rise to any Account by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such contract, agreement, or Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any contract or any agreement giving rise to any Account, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any contract or any agreement giving rise to any Account, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Notice to Contracting Parties. The Agent may in its own name or in the name of others communicate with Account Debtors or parties to the contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or contracts.

         The Agent may at any time if an Event of Default shall occur and be continuing, notify Account Debtors of any Debtor that the Accounts have been assigned to the Agent and that payments shall be made directly to the Agent, and shall concurrently inform such Debtor that such notice has been given, provided, however, the failure of the Agent to so inform such Debtor shall have no effect on the rights of the Agent hereunder. If an Event of Default shall occur and be continuing, upon the request of the Agent at any time, each Debtor so notify such Account debtors.

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                                   ARTICLE 8.
                        THE AGENT'S AND LENDER'S EXPENSES


         Each Debtor shall be jointly and severally liable to the Agent and the Lenders for any costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent and the Lenders) which may arise under, out of, or in connection with, this Agreement, any Note, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, guaranties, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; and any and all sums, costs and expenses which the Agent or any Lender may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing the Liens granted herein or otherwise in connection with the provisions hereof; in each case including without limitation
(x) all search, filing and recording fees and expenses, (y) all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges, and (z) all fees and expenses, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and expenses (i) in any suit, proceeding or action brought by the Agent or any Lender under any Account or contract for any sum owing thereunder, or to enforce any provisions of any Account or contract, by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account debtor or obligor thereunder, or otherwise, (ii) in connection with the repossession, holding, preparation for sale and sale of the Collateral, (iii) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, or (iv) with respect to, or resulting from, any delay in complying with any requirement of Law applicable to any of the Collateral; and all such liabilities shall be part of the Obligations and shall be payable within five
(5) Business Days of demand therefore; provided, however, it is agreed that the Debtors are not responsible for costs and expenses incurred by any Lender (other than the Agent) in connection with the preparation and administration of this Agreement or any other Facility Document.


                                   ARTICLE 9.
                                  MISCELLANEOUS

         9.1 Authority of Agent. Each Debtor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Debtor, the Agent shall be conclusively presumed to be acting as Agent with full and valid authority so to act or refrain from acting, and such Debtor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         9.2 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

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         9.3 Limitation on Duties Regarding Preservation of Collateral. The
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar Property for its own account. Neither the Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

         9.4 Payment of Dollars. The Debtors shall make any payment required to be made hereunder in lawful money of the United States of America and in immediately available funds to the Agent.

         9.5 Joint and Several. The obligations of the Debtors hereunder shall be joint and several.

         9.6 Amendments and Waivers; Remedies Cumulative. Except as otherwise expressly provided in this Agreement and subject to the terms of the Credit Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Debtors and the Agent and the Required Lenders, or by the Debtors and the Agent with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent with the consent of the Required Lenders. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

         All remedies set forth in this Agreement and the other Facility Documents, or provided at law or in equity, are cumulative.

         9.7 Survival. The obligations of the Debtor under Article 8 shall survive the termination of this Agreement.


         9.8 Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Debtors and the Agent, the Lenders and their respective successors and assigns, except that no Debtor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Required Lenders (and any such assignment or transfer without such consent shall be null and void). Without limiting the generality of the foregoing, the each of the Lenders may assign or transfer all or any portion of its rights and obligations under any Facility Document, under the terms of this Agreement to the extent provided in and subject to the terms of the Credit Agreement, to any other Person, and such other Person shall thereupon become vested with all of the rights and obligations in respect thereof granted to the such Lender herein or otherwise.

         Without limiting the generality of the foregoing, the Debtors hereby acknowledge that the any Lender may sell, grant or assign participation interest(s) in the Notes and in the such Lender's rights and obligations in respect of the Facility Documents, including, without

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limitation, this Agreement, on the terms and conditions set forth in the Credit
Agreement. In the event that any Lender shall sell, grant or assign such participation interest(s), (a) such Lender may, in its sole discretion, disclose financial and other information to prospective participant(s) with respect to the Debtors, (b) the Debtors shall cooperate with such Lender in connection with any such participation and shall execute any and all documents which may be necessary or desirable, in such Lender's or such participant's judgment, to effectuate any such participation(s), and (c) each representation and agreement made by the Debtors in this Agreement and the other Facility Documents shall run to the benefit of such participant(s).

         9.9 Notices. All notices, requests and demands to or upon the Debtors or the Agent shall be given in accordance with Section 12.06 of the Credit Agreement to the address set forth therein, or, if not set forth therein, to the address set forth next to the signature block of such party.

         9.10 Setoff. Each Debtor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Debtor at any of the Agent's offices, in Dollars or in any other currency, against any amount payable by such Debtor to the Agent or any Lender under this Agreement which is not paid when due (regardless of whether such balances are then due such Debtor), in which case it shall promptly notify the Debtor and the Agent thereof; provided that the such Lender's failure to give such notice shall not affect the validity thereof. Payments by each Debtor under any Facility Document shall be made without setoff or counterclaim.

         9.11 JURISDICTION; IMMUNITIES. EACH OF THE DEBTORS AND THE AGENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT, AND EACH OF THE DEBTORS AND THE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE DEBTORS AND THE AGENT IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE METHODS AND IN THE MANNER PROVIDED FOR IN SECTION 12.06 OF THE CREDIT AGREEMENT. EACH OF THE DEBTORS AND THE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE DEBTORS AND THE AGENT FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH DEBTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT OR THE BANK SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

         EACH OF THE DEBTORS AND THE AGENT WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

         Nothing in this Section shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Debtor or its Property in the courts of any other jurisdictions.

         To the extent that any Debtor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, such Debtor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Facility Documents.

         9.12 Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         9.13 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         9.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         9.15 WAIVER OF CERTAIN DAMAGES. EXCEPT AS PROHIBITED BY LAW EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT PURSUANT TO THE CREDIT AGREEMENT.

         9.16 Termination. This Agreement shall terminate when the Obligations (as defined in the Credit Agreement) have been indefeasibly paid in full and the Lenders' obligations to make Loans under the Credit Agreement have terminated.

         9.17 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                           BORROWER:

                                           CROSS MEDIA MARKETING CORPORATION

                                           By:
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                           MEDIA OUTSOURCING, INC.

                                           By:
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                           NATIONAL SYNDICATIONS, INC.

                                           By:
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                           PREFERRED CONSUMER MARKETING, INC.

                                           By:
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                           SUBSIDIARIES:

                                           ECOUPONS.COM, INC.

                                           By:
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                           THE AGENT:

                                           FLEET NATIONAL BANK

                                           By:
                                              ---------------------------------
                                                    Name: Scott Vanderwall
                                                    Title:  Vice President

                                  SCHEDULE 4.8

                                  FORMER NAMES

                                  SCHEDULE 5.6

          LOCATIONS OF OFFICES, STATES OF INCORPORATION AND COLLATERAL






                                       17